Provisions of the Articles of Incorporation and By-laws of
BlackRock Enhanced Capital and Income Fund, Inc.
defining the rights of holders of Stockholders

ARTICLES OF INCORPORATION
OF
CAPITAL AND INCOME STRATEGIES FUND, INC.

ARTICLE IV

CAPITAL STOCK
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(3)           Unless otherwise expressly provided In the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series.

(4)           Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereofs sad all shares of all classes and series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in liar of a general vote of all classes and series as described shove

(5)           Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or series of capital stock of the Corporation (or of any class or series entitled to vote thereon as a separate class or series) to take on or authorize any action, the Corporation is hereby authorized (subject to the requirements of the Investment Company Act, and any rules, regulations and orders issued thereunder) to take such action upon the concurrence of a majority of the votes entitled to be cast by holders of capital stock of the Corporation (or a majority of the votes entitled to be cast by holders of a class or series as a separate class or series) unless a greater proportion is specified in the Charter.

(6)           Unless otherwise expressly provided in the Charter of the Corporation, including any Articles Supplementary creating any class or series of capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each class or series of capital stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation

(7)           Any fractional shares shall carry proportionately all of the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote amid the right to receive dividends.

(8)           The presence in person or by proxy of the holders of operas entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one third of the votes entitled to be cast by each class or series entitled to vote as a separate class shall constitute a quorum.

(9)           All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the By-Laws of the Corporation.  As used in the Charter of the Corporation, the teams "Charter" and "Articles of Incorporation" shall mean and include the Articles of Incorporation of the Corporation as amended, supplemented and restated from time to time by Articles of Amendment, Articles Supplementary, Articles of Restatement or otherwise.

(10)    Upon the approval of a majority of the entire Board of Directors of the Corporation, the Board of Directors of the Corporation may amend the Chatter to increase or decrease the aggregate number of shares of stock of the Corporation or the number of shares of stock of any class the Corporation has authority to issue without any action by the holders of the capital stock of the Corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND
REGULATING CERTAIN POWERS OF THE CORPORATION
AND OF THE DIRECTORS AND STOCKHOLDERS

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(7)           A director elected by the holders of capital stock maybe removed (with or without cause), but only by action taken by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of capital stock then entitled to vote in an election to fill that directorship.

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ARTICLE VI

DENIAL OF PREEMPTIVE RIGHTS

No stockholder the Corporation shall by reason of his holding shares of capital stock have any preemptive or preferential right to purchase or subscribe to any shares of capital stock of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into shares of capital stork, now or hereafter to be authorized, whether or not the issuance of any such shares, or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder; except that the Board of Directors, in its discretion, may issue shares of any class of the Corporation, or any notes, debentures, bonds, other securities convertible into shares of any class, either in whole or in part, to the existing stockholders or holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of any or all of the holders of any or all of the classes, series or types of stock or other securities at the time outstanding.

ARTICLE VII

DETERMINATION BINDING

Any determination made in good faith and consistent with applicable law, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or as to the use, alteration or cancellation of any reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter rewired to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting or the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision in this Charter shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which be would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

ARTICLE VIII

PRIVATE PROPERTY OF STOCKHOLDERS

The private property of stockholders shall not be subject to the payment of corporate debt to any extent whatsoever.

ARTICLE IX

CONVERSION TO OPEN-END COMPANY

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six end two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall be required to approver adopt or authorize an amendment to these Articles of Incorporation of the Corporation that makes the Common Stock a  "redeemable security" (as that term is defined in section 2(a) (32) the Investment Company Act) unless such action has previously been approved adopted or authorised by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

ARTICLE X

MERGER, SALE OF ASSETS, LIQUIDATION

Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation, a favorable vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter shall he required to approve, adopt or authorize (i) a merger or consolidation or statutory share exchange of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of at least two-thirds of the total number of directors fixed in accordance with the By-Laws of the Corporation, in which case the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required.

ARTICLE XII

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeat any provision contained in its Charter, in any manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock and substantially adversely affects the stockholders' rights, and all rights conferred upon stockholders herein are granted subject to this reservation.  Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lessor percentage maybe specified by law, these Articles of Incorporation or the By-Laws of the Corporation), the amendment or repeal of Section (5) of Article IV, Section (1), Section (4), Section (5), Section (6) and Section (7) of Article V, Article VIII, Article IX, Article X, Article XI or this Article XII, of these Articles of Incorporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock of the Corporation entitled to be voted on the matter.

BY-LAWS
OF
CAPITAL AND INCOME STRATEGIES FUND, INC.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01    Anual Meeting.  Except as otherwise required by the rules of any stock exchange on which the Corporation's shares of stock may be listed, the Corporation shall not be required to hold an annual meeting of its stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "Investment Company Act"). In the event that the Corporation shall be required to hold an annual meeting of stockholders to elect directors under the Investment Company Act, such meeting shall be held no later than 120 days after the occurrence of the event requiring the meeting. Any stockholders' meeting held in accordance with this Section shall for all purposes constitute the annual meeting of stockholders for the year in which the meeting is held.

In the event an annual meeting is required by the rules of a stock exchange on which the Corporation's shares of stock are listed, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such day and month of each year as shall be designated annually by the Board of Directors.

Section 2.02    Special Meetings.  Special meetings of the stockholders, unless otherwise provided by law, may be called for any purpose or purposes by a majority of the Board of Directors, the President, or on the written request of the holders of at least 10% of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting if they comply with Section 2-502(b) or (c) of the Maryland General Corporation Law.

Section 2.03    Place of Meetings. The annual meeting and any special meeting of the stockholders shall be held at such place as the Board of Directors from time to time may determine.

Section 2.04    Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail or transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means, not less than ten nor more than 90 days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who, either before or after the meeting, shall submit a signed waiver of notice which is filed with the records of the meeting. When a meeting. is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or unless the adjournment is for more than 120 days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

Section 2.05    Quorum. The presence in person or by proxy of the holders of shares of stock entitled to cast one-third of the votes entitled to be cast shall constitute a quorum at any meeting of stockholders, except with respect to any matter which requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class or series entitled to vote as a separate class or series shall constitute a quorum. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act, or other applicable statute, the Charter, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which properly may come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

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Section 2.08    Business at Annual Meeting. No business may be transacted at any meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before any meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in Article II, Section 2.04 of these By-Laws and on the record date for the determination of stockholders entitled to vote at any such meeting of stockholders -as determined in accordance with Article II, Section 2.11 hereof and (ii) who complies with the notice procedures set forth in this Section 2.08.

In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) with respect to the Corporation's first annual meeting of stockholders, not later than the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date on which the first annual meeting shall be held is first made (provided that such annual meeting shall be held within ninety (90) calendar days of such public disclosure of the date); and (b) thereafter, not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) calendar days before or sixty (60) calendar days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the sixtieth (60th) calendar day prior to such annual meeting or the fifteenth (15th) calendar day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. For purposes of this Section 2.08, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or pursuant to Section 30 (or the rules and regulations thereunder) of the Investment Company Act.

To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.08, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.08 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.09    Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Charter with respect to the right, if any, of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.09 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.09.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) with respect to the Corporation's first annual meeting of stockholders, not later than the close of business on the tenth (10th) calendar day following the day on which public disclosure of the date on which the first annual meeting shall be held is first made (provided that such annual meeting shall be held within ninety (90) calendar days of such public disclosure of the date); (b) thereafter, in the case of an annual meeting, not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) calendar days before or sixty (60) calendar days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the later of the sixtieth (60th) calendar day prior to such annual meeting or the fifteenth (15th) calendar day following the day on which notice of the date of the annual meeting was mailed or public disclosure. of the date of the annual meeting was made, whichever first occurs; and (c) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. For purposes of this Section 2.09, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations thereunder) of the Exchange Act or pursuant to Section 30 (or the rules and regulations thereunder) of the Investment Company Act.

To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.09. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 2.10       Voting. Except as otherwise provided by statute or the Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his or her name on the record of stockholders of the Corporation as of the record date determined pursuant to Section 2.11 of this Article or, if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth (30) day before the meeting.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her as proxy by signing a writing authorizing another person to act as proxy. Such signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (i) the person authorized to act as proxy or (ii) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization referred to in the preceding sentences may be transmitted by U.S. mail, courier service, personal delivery, a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means and a copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission authorized in this paragraph may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used.

No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Charter or these By-Laws, any corporate action to be taken by vote of the stockholders (other than the election of directors, which shall be by a plurality of votes cast) shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.

Section 2.11    Fixing of Record Date for a Meeting. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than 90 nor less than ten days before the date of the meeting of the stockholders. All persons who were holders of record of shares at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.
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Section 2.13    Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Charter, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter is filed with the records of stockholders' meetings.

ARTICLE III

BOARD OF DIRECTORS
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Section 3.05    Removal of Directors. Any director of the Corporation may be removed (with or without cause) by the stockholders by a vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of capital stock then entitled to vote in the election of such director.
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ARTICLE VII

CAPITAL STOCK
Section 7.01    Stock Certificates. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of stock of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.
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Section 7.03    Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.
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Section 7.05    Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation immediately shall notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board, in its discretion, may require such owner or his or her legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

Section 7.06    Fixing of a Record Date for Dividends and Distributions. The Board may fix, in advance, a date not more than 90 days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

Section 7.07    Information to Stockholders and Others. Any stockholder of the Corporation or his or her agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.

ARTICLE XIII

ANNUAL STATEMENT

The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of record of the Corporation on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. Such annual statement also shall be available at the annual meeting of stockholders and shall be placed on file at the Corporation's principal office in the State of Maryland, and if no annual meeting is held pursuant to Article II, Section 2.01, such annual statement of affairs shall be placed on file as the Corporation's principal office within 120 days after the end of the Corporation's fiscal year. Each such report shall show the assets and liabilities of the Corporation as of the close of the period covered by the report and the securities and other assets in which the funds of the Corporation then were invested. Such report also shall show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the period covered by the report and any other information required by the Investment Company Act, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.

ARTICLE XIV

AMENDMENTS

Subject to any prohibitions herein on the alteration or repeal by the Board of Directors of any particular By-Law, and subject to the requirements of the Investment Company Act, these By-Laws or any of them may be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors. The stockholders shall have no power to make, amend, alter or repeal By-Laws.

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